Exhibit 99.5

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 17, 2003, as Annex B to, and the reference thereto under the caption “The Merger – Background of the Merger,” and “The Merger—Opinion of Citigroup,” in the Proxy Statement/Prospectus of Pixelworks, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number             ) of Pixelworks, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

By:	/S/ RICHARD J. GALLIVAN

Name: Richard J. Gallivan Title: Managing Director

New York, New York

April 18, 2003

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